            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" in the Prospectus and to the inclusion of our report dated March 15, 2007 on the statement of assets and liabilities of the
Morgan Stanley Emerging Markets Domestic Debt Fund, Inc. as of March 1, 2007,
included in Pre-Effective Amendment Number 1 to the Registration Statement (Form
N-2, 333-140328) of Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

/s/  Ernst & Young
Boston, Massachusetts
March 15, 2007